Exhibit 99.1

May 5, 2008
Contacts:
JOHN H. PELUSI JR.	GREGORY R. CONLEY	MYRA F. MOREN
Chief Executive Officer	Chief Financial Officer	Director, Investor Relations
(412) 281-8714	(412) 281-8714	(713) 852-3500
jpelusi@hfflp.com	gconley@hfflp.com	mmoren@hfflp.com
HFF, Inc. reports first quarter 2008 financial and transaction production results
PITTSBURGH, PA — HFF, Inc. (NYSE: HF) reported today its financial and production volume results for the first quarter 2008. HFF, Inc. (the Company), through its Operating Partnerships, Holliday Fenoglio Fowler, L.P. (HFF LP) and HFF Securities L.P. (HFF Securities), is a leading provider of commercial real estate and capital markets services to the U.S. commercial real estate industry based on transaction volume and is one of the largest full-service commercial real estate financial intermediaries in the country.
Consolidated Earnings
First Quarter Highlights
     In the face of the continuing difficult and challenging credit and liquidity conditions in all global capital markets, especially in the U.S. capital markets, the Company generated first quarter total revenue of $32.2 million compared to $55.5 million in the first quarter of 2007, a decrease of $23.4 million or 42.1%. The company had an operating loss of $1.5 million for the first quarter of 2008 compared to an operating profit of $7.7 million in the comparable period of 2007, a decrease of approximately $9.3 million, or 119.9%. This decrease in operating income is attributable to the decrease in production volumes and related revenue from the prior year in several of the Company’s capital markets services platforms. Offsetting this decrease in revenue of approximately $23.4 million is a reduction in total operating expenses of approximately $14.1 million in the first quarter 2008 compared to the same period of the prior year. This reduction in operating expenses is a result of a decrease in cost of services of approximately $11.0 million which is primarily due to the decrease in commissions and other incentive compensation directly related to the lower capital markets services revenues and a decrease in operating, administrative and other expenses (including depreciation and amortization) of $3.1 million, which is primarily related to a reduction in other performance based accruals and depreciation and amortization.

HFF, Inc. reports first quarter 2008 financial and transaction production results

     The Company reported a net loss for the first quarter 2008 of approximately $1.0 million compared with net income of $3.2 million for the same period in 2007. The Company’s net loss reported for the first quarter 2008 is not directly comparable to the net income reported for the first quarter 2007 primarily due to the minority interest adjustment, which reflects HFF Holdings, LLC’s (Holdings) ownership interest in the Operating Partnerships as well as the change in income tax structure following the reorganization transactions and initial public offering on January 30, 2007. This first quarter 2008 net loss includes a $0.1 million adjustment to reflect the impact of the minority ownership interest of Holdings in the Operating Partnerships for the entire three months of the quarter. The Company made an adjustment of $3.9 million in the first quarter 2007 to reflect the minority ownership interest of Holdings in the Operating Partnerships for two months of the quarter subsequent to the initial public offering on January 30, 2007. Prior to January 30, 2007, Holdings owned 100% of the Operating Partnerships and, accordingly, there were no adjustments to reflect the impact of minority ownership interests or associated corporate federal and state income taxes for the period of January 1, 2007 through January 30, 2007. Net loss attributable to Class A common stockholders for the first quarter 2008 was $0.06 per diluted share.
     Income tax expense for the first quarter 2008 was approximately $0.5 million, compared to $1.1 million of income tax expense for the first quarter 2007. This decrease is primarily attributable to the decrease in operating income as discussed above.
     EBITDA for the first quarter 2008 was approximately $0.2 million, a decrease of $9.5 million or 97.9% compared to the same period last year. This decrease is primarily attributable to the decrease in our operating income as discussed above.
     The financial results presented in this earnings press release reflect the consolidated financial position and results of operations of Holliday GP Corp., HFF, Inc.’s wholly-owned subsidiary and sole general partner of each of the Operating Partnerships (Holliday GP), HFF Partnership Holdings LLC, the Operating Partnerships, and HFF, Inc. for all periods presented. The minority interest relates to the ownership interests of Holdings in the Operating Partnerships following the initial public offering. For a discussion of the adjustments relating to the reorganization transactions and the initial public offering, see Note (1) to the financial statements included in this earnings press release. For more information regarding the transactions associated with the initial public offering, please refer to the Company’s prospectus filed with the Securities and Exchange Commission on January 31, 2007.

HFF, Inc. reports first quarter 2008 financial and transaction production results

HFF, Inc.
Consolidated Operating Results (1)
(dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2008	2007
Revenue	$32,180	$55,545
Operating expenses:
Cost of Services	22,310	33,333
Operating, administrative and other	10,674	13,478
Depreciation and amortization	734	1,020

Total expenses	33,718	47,831
Operating (loss) / income	(1,538)	7,714
Interest and other income, net (2)	1,006	922
Interest expense	(6)	(394)

(Loss) / income before income taxes and minority interest	(538)	8,242
Income tax expense	523	1,096

(Loss) / income before minority interest	(1,061)	7,146
Minority interest (3)	(98)	3,908

Net (loss) / income	$(963)	$3,238

Less net income earned prior to IPO and reorganization	—	(1,893)

Net (loss) / income available to stockholders	$(963)	$1,345

Earnings per share — basic	$(0.06)	$0.13
Earnings per share — diluted	$(0.06)	$0.13

EBITDA	$202	$9,656

HFF, Inc. reports first quarter 2008 financial and transaction production results

Production Volume and Loan Servicing Summary
     The reported volume data presented below is provided for informational purposes only, is unaudited and is estimated based on the Company’s internal database.
First Quarter Production Volume Highlights
     The first quarter of 2008 was a continuation of the further deterioration in credit, liquidity and investor confidence in all global capital markets including those related to the U.S. commercial real estate sector. This caused a number of capital sources to cease or significantly curtail their lending in several of their lending platforms, especially in the U.S. commercial real estate capital markets which had a significant adverse impact on the Company’s production volume for the first quarter 2008. Production volume for the quarter totaled approximately $4.0 billion on 166 transactions, compared to first quarter 2007 production volume of approximately $10.1 billion on 336 transactions, which is a 60.2% decrease in production volume and a 50.6% decrease in the number of transactions.
•	Debt Placement production volume was approximately $2.3 billion in the first quarter of 2008, representing a 56.3% decrease from first quarter 2007 volume of approximately $5.3 billion.
•	Investment Sales production volume was approximately $1.5 billion in the first quarter of 2008, representing a 65.9% decrease from first quarter 2007 volume of approximately $4.3 billion.
•	Structured Finance production volume was approximately $210.3 million in the first quarter of 2008, representing a 44.1% decrease from the first quarter 2007 volume of approximately $376.4 million.
•	Note Sales and Note Sale Advisory Services production volume was approximately $19.3 million for the first quarter 2008, representing a decrease of 83.5% from first quarter 2007 volume of approximately $117.2 million.
•	The amount of active private equity discretionary fund transactions on which HFF Securities has been engaged and may recognize additional future revenue at the end of the first quarter 2008 is approximately $2.3 billion compared to approximately $1.3 billion at the end of first quarter of 2007, representing a 72.6% increase.
•	The principal balance of HFF’s Loan Servicing portfolio increased 23.9% to approximately $23.6 billion at the end of the first quarter 2008 from approximately $19.0 billion at the end of the first quarter 2007.

HFF, Inc. reports first quarter 2008 financial and transaction production results

Unaudited Production Volume by Platform

	(dollars in thousands)
	For the Three Months Ended Mar. 31
By Platform	2008		2007
		# of		# of
	Production Volume	Transactions	Production Volume	Transactions
Debt Placement	$2,335,589	124	$5,344,164	262
Investment Sales	1,463,230	31	4,287,338	47
Structured Finance	210,282	10	376,408	26
Note Sales & Note Sale Advisory	19,283	1	117,211	1

Total Transaction Volume	$4,028,384	166	$10,125,121	336

Average Transaction Size	$24,267		$30,134

	Fund/Loan Balance	# of Loans	Fund/Loan Balance	# of Loans
Private Equity Discretionary Funds	$2,270,500		$1,315,500
Loan Servicing Portfolio Balance	$23,564,951	2,048	$19,017,686	1,840
Business Expansion Highlights
     Pursuant to its strategic growth initiatives, HFF continued to expand during first quarter 2008 with the addition of 28 new positions, including 13 transaction professionals and 11 production support personnel, bringing total employment to 487, which is a 4.1% increase from the previous quarter and a 12.0% increase from the first quarter 2007 employment level of 435.
     “Our first quarter results clearly reflect the turbulent and volatile conditions in the global and domestic capital markets, which have seen an unprecedented level of write-offs by both domestic and international financial institutions, as well as a softening U.S. economic environment especially on the consumer level. These conditions continued to erode the already tepid investor confidence in nearly every aspect of the fixed income debt markets resulting in further negative pressures on the re-pricing of debt and equity risk,” said John H. Pelusi, Jr., HFF, Inc.’s chief executive officer. “We continue to manage through these volatile conditions and we are focused on our strategic business expansion plan to position the company for the future by taking advantage of our strong balance sheet, our solid cash and liquidity position, and our fully-integrated capital markets services platform by adding quality production personnel through both organic advancements and external recruitment”.

HFF, Inc. reports first quarter 2008 financial and transaction production results

     “We would like to express our appreciation to our clients who continued to show their confidence in our ability to perform value-added services for their commercial real estate and capital markets needs, as evidenced by the $4 billion in consummated transaction volume during the first quarter in these demanding and challenging times. We would like to also thank each of our associates who have consistently demonstrated their ability to quickly adapt to this challenging environment by sharing their collective knowledge from each transaction with their fellow associates to provide superior value-added services to our clients,” added Mr. Pelusi.
Non-GAAP Financial Measures
     This earnings press release contains a Non-GAAP measure, EBITDA, which as calculated by the Company, is not necessarily comparable to similarly titled measures reported by other companies. Additionally, EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s other financial information determined under GAAP. For a description of the Company’s use of EBITDA and a reconciliation of EBITDA with Net Income, see the section of this press release titled “EBITDA Reconciliation.”
Earnings Conference Call
     The Company’s management will hold a conference call to discuss first quarter 2008 financial results on Tuesday, May 6th, at 8:30 a.m. Eastern Time. To listen, participants should dial 888-396-2384 in the U.S. and 617-847-8711 for international callers approximately 10 minutes prior to the start of the call and enter participant code 15760394. A replay will become available after 10:30 a.m. Eastern Time on May 6th and will continue through June 6, 2008, by dialing 888-286-8010 (U.S. callers) and 617-801-6888 (international callers) and entering participant code 68311845.
     The live broadcast of the Company’s quarterly conference call will be available online on its website at www.hfflp.com on Tuesday, May 6th, beginning at 8:30 a.m. Eastern Time. The broadcast will be available on the Company’s website for one month. Related presentation materials will be posted to the “Investor Relations” section of the Company’s website prior to the call. The presentation materials will be available in Adobe Acrobat format.

HFF, Inc. reports first quarter 2008 financial and transaction production results

About HFF, Inc.
     Through its subsidiaries, Holliday Fenoglio Fowler, L.P. and HFF Securities L.P., the Company operates out of 18 offices nationwide and is one of the leading providers of commercial real estate and capital markets services, by transaction volume, to the U.S. commercial real estate industry. The Company offers clients a fully integrated national capital markets platform including debt placement, investment sales, structured finance, private equity, investment banking and advisory services, note sales and note sale advisory services and commercial loan servicing.
Certain statements in this earnings press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions constitute forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this earnings press release. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statements speak only as of the date of this earnings press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: (1) general economic conditions and commercial real estate market conditions, including the current conditions in the global markets and , in particular, the U.S. debt markets; (2) the Company’s ability to retain and attract transaction professionals; (3) the Company’s ability to retain its business philosophy and partnership culture and other risks associated with our transformation to a public company; (4) competitive pressures; (5) risks related to our organizational structure; and (6) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K.
Additional information concerning factors that may influence HFF, Inc.’s financial information is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Forward-Looking Statements” in the Company’s most recent Annual Report on Form 10-K, as well as in the Company’s press releases and other periodic filings with the Securities and Exchange Commission. Such information and filings are available publicly and may be obtained from the Company’s web site at www.hfflp.com or upon request from the HFF, Inc. Investor Relations Department at investorrelations@hfflp.com.

HFF, Inc. reports first quarter 2008 financial and transaction production results

HFF, Inc.
Consolidated Balance Sheets (1)
(dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Cash, cash equivalents and restricted cash	$36,538	$44,109
Accounts receivable, receivable from affiliate and prepaids	8,307	6,742
Mortgage notes receivable	36,300	41,000
Property, plant and equipment, net	6,341	6,789
Deferred tax asset, net	125,613	131,752
Intangible assets, net (2)	9,870	9,481
Other noncurrent assets	768	603

Total assets	$223,737	$240,476

LIABILITIES AND STOCKHOLDERS EQUITY
Warehouse line of credit	$36,300	$41,000
Accrued compensation, accounts payable, and other current liabilities	10,101	17,379
Long-term debt (includes current portion)	186	189
Deferred rent credit and other liabilities	4,412	4,674
Payable to minority interest holder under tax receivable agreement	113,826	117,406

Total liabilities	164,825	180,648
Minority interest (3)	21,686	21,784
Class A Common Stock, par value $0.01 per share, 175,000,000 shares authorized, 16,445,000 shares issued and outstanding	164	164
Class B Common Stock, par value $0.01 per share, 1 share authorized, 1 share issued and outstanding	—	—
Additional paid in capital	25,498	25,353
Retained earnings	11,564	12,527

Total stockholders equity	37,226	38,044

Total liabilities and stockholders equity	$223,737	$240,476

Notes
(1) The Company’s consolidated operating results and balance sheets for all periods presented herein give effect to the reorganization transactions made in connection with its initial public offering. In connection with the initial public offering consummated on January 30, 2007, the purchase of shares of Holliday GP and partnership units in each of the Operating Partnerships are treated as a reorganization of entities under common control for financial reporting purposes. Accordingly, the net assets of Holdings purchased by the Company are reported in the consolidated financial statements of HFF, Inc. at Holdings’ historical cost. For more information regarding the transactions associated with the initial public offering, please refer to the Company’s prospectus filed with the Securities and Exchange Commission on January 31, 2007.
(2) Effective January 1, 2007, the Company adopted the provisions of the Statement of Financial Accounting Standards Board (SFAS) No. 156, Accounting for Servicing of Financial Assets — an amendment of FASB

HFF, Inc. reports first quarter 2008 financial and transaction production results

Statement No. 140, or SFAS 156. Under SFAS 156, the standard requires an entity to recognize a servicing asset or servicing liability at fair value each time it undertakes an obligation to service a financial asset by entering into a servicing contract, regardless of whether explicit consideration is exchanged. The statement also permits a company to choose to either subsequently measure servicing rights at fair value and to report changes in fair value in earnings, or to retain the amortization method whereby servicing rights are recorded at the lower of cost or fair value and are amortized over their expected life, including servicing contracts with no recorded value. The Company retained the amortization method upon adoption of SFAS 156, but began recognizing the fair value of servicing contracts involving no consideration assumed after January 1, 2007. Prior to the adoption of FAS 156, the Company capitalized servicing rights on loans it originated and sold to Federal Home Mortgage Loan Corporation (Freddie Mac) where the servicing was retained by the Company following the sale of the loan to Freddie Mac. The Company continues to capitalize servicing rights on the Freddie Mac loans subsequent to its adoption of FAS 156. As such, the fair value of all servicing rights recognized by the Company resulted in the Company recording intangible assets and a corresponding amount to income upon the initial recognition of the servicing rights of $0.6 million and $0.7 million for the three month period ended March 31, 2008 and 2007, respectively. These income amounts are recorded in “Interest and other income, net” in the Consolidated Income Statements.
(3) The minority interest adjustment on the consolidated financials statements of HFF, Inc. relates to the ownership interest of Holdings in the Operating Partnerships as a result of the initial public offering. As the sole stockholder of Holliday GP (the sole general partner of the Operating Partnerships), the Company operates and controls all of the business and affairs of the Operating Partnerships. The Company consolidates the financial results of the Operating Partnerships and the ownership interest of Holdings in the Operating Partnerships is reflected as a minority interest in HFF, Inc’s consolidated financial statements. The minority interest presented in the Company’s Consolidated Operating Results is calculated based on the income from the Operating Partnerships. In connection with the reorganization transactions, the initial public offering on January 30, 2007, and the underwriters’ exercise of their option to purchase an additional 2,145,000 shares of Class A common stock on February 22, 2007, the first quarter 2007 is segregated into

HFF, Inc. reports first quarter 2008 financial and transaction production results three distinct periods representing different ownership interests in the Operating Partnerships by HFF, Inc. and Holdings during each of these three periods.
The table below sets forth the minority interest reported on the Company’s Consolidated Operating Results during the first quarter 2007 and 2008:
Minority Interest Calculation
(dollars in thousands)

	Period	Period	Period	Three	Three
	1/1/07	1/31/07	2/22/07	months	months
	through	through	through	ended	ended
	1/30/07	2/21/07	3/31/07	March 31, 2007	March 31, 2008
Net income from operating partnerships	$1,922	$1,683	$5,206	$8,811	$(177)
Minority interest ownership percentage		61.14%	55.31%		55.31%

Minority interest		$1,029	$2,879	$3,908	$(98)

EBITDA Reconciliation
     The Company defines EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization and income reported to the minority interest. The Company uses EBITDA in its business operations to, among other things, evaluate the performance of its business, develop budgets and measure its performance against those budgets. The Company also believes that analysts and investors use EBITDA as a supplemental measure to evaluate its overall operating performance. However, EBITDA has material limitations as an analytical tool and you should not consider this in isolation, or as a substitute for analysis of our results as reported under GAAP. The Company finds it as a useful tool to assist in evaluating performance because it eliminates items related to capital structure and taxes. The items that the Company has eliminated from net income in determining EBITDA are interest expense, income taxes, depreciation of fixed assets and amortization of intangible assets, and minority interest. Note that the Company classifies the interest on the warehouse line of credit as an operating expense and, accordingly, it is not eliminated from net income in determining EBITDA. In addition, note that the Company includes in net income the income upon the initial recognition of mortgage servicing rights and, accordingly, it is included in net income in

HFF, Inc. reports first quarter 2008 financial and transaction production results determining EBITDA. However, some of these eliminated items are significant to the Company’s business. For example, (i) interest expense is a necessary element of the Company’s costs and ability to generate revenue because it incurs interest expense related to any outstanding indebtedness, (ii) payment of income taxes is a necessary element of the Company’s costs and (iii) depreciation and amortization are necessary elements of the Company’s costs. Any measure that eliminates components of the Company’s capital structure and costs associated with carrying significant amounts of fixed assets on its balance sheet has material limitations as a performance measure. In light of the foregoing limitations, the Company does not rely solely on EBITDA as a performance measure and also considers its GAAP results. EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other measures derived in accordance with GAAP. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.
     Set forth below is an unaudited reconciliation of consolidated net (loss) / income to EBITDA for HFF, Inc. for the three months ending March 31, 2008 and 2007:
EBITDA for the Company is calculated as follows:
(dollars in thousands)

	For the Three Months Ended March 31,
	2008	2007

Net (loss) / income	$(963)	$3,238
Add:
Interest expense	6	394
Income tax expense	523	1,096
Depreciation and amortization	734	1,020
Minority interest	(98)	3,908

EBITDA	$202	$9,656

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